Exhibit 99.1

PROXY CARD

FIFTH WALL ACQUISITION CORP. III

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON

[•], 2023

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice of Extraordinary General Meeting of Shareholders (the “Extraordinary Meeting”) and accompanying Proxy Statement, dated [•], 2023, in connection with the Extraordinary Meeting to be held at the offices of Gibson, Dunn & Crutcher LLP located at 1050 Connecticut Ave. NW, Washington, D.C. 20037 and virtually at [•] on [•], 2023 at [•] a.m. Eastern time, and hereby appoints Brendan Wallace and Andriy Mykhaylovskyy, and each of them (with full power to act alone), the attorneys-in-fact and proxies of the undersigned, with full power of substitution to each, to vote all shares of Fifth Wall Acquisition Corp. III (the “Company”), registered in the name provided, which the undersigned is entitled to vote at the Extraordinary Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxy is instructed to vote or act as follows on the proposals set forth in the accompanying Proxy Statement.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1, PROPOSAL 2, PROPOSAL 3, PROPOSAL 4, PROPOSAL 5, PROPOSAL 6, PROPOSAL 7 AND, IF PRESENTED, PROPOSAL 8.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on reverse side)

Important Notice Regarding the Availability of Proxy Materials for the

Extraordinary Meeting of Shareholders to be held on [•], 2023:

This notice of meeting and the accompanying Proxy Statement are available at: [•]

VOTE BY INTERNET – [•]

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to [•].

FIFTH WALL ACQUISITION CORP. III — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 THROUGH 8.	Please mark vote as indicated in this example	☒

Proposal 1 – The Merger Proposal

Proposal to adopt the Merger Agreement, dated as of December 13, 2022, as amended by the First Amendment to Agreement and Plan of Merger, dated as of March 23, 2023 (as it may be further amended from time to time, the “Merger Agreement”) by and among the Company, a Cayman Islands exempted company, Queen Merger Corp. I, a Maryland corporation and wholly-owned subsidiary of the Company (“Merger Sub”), and Mobile Infrastructure Corporation (“MIC”), a Maryland corporation, and approve the transactions contemplated thereby, including, the merger of Merger Sub with and into MIC (the “First Merger”), with MIC continuing as the surviving entity (the “First-Step Surviving Company”), and immediately following the effectiveness of the First Merger, the merger of the First-Step Surviving Company with and into the successor of the Company after its conversion to a Maryland corporation (“New MIC”), with New MIC as the surviving entity (the “Second Merger”, and together with the First Merger, the “Merger”) in accordance with the terms and subject to the conditions of the Merger Agreement. The Merger Proposal is conditioned on the approval of each of the Domestication Proposal, the Charter Proposal and the Nasdaq Proposal (together, with the Merger Proposal, the “Cross-Conditioned Proposals”). Therefore, if any of the Cross-Conditioned Proposals is not approved, the Merger Proposal will have no effect.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 2 – The Domestication Proposal

Proposal to approve by special resolution the change of the Company’s jurisdiction of incorporation by deregistering as a Cayman Islands exempted company and converting by means of a corporate conversion to a Maryland corporation in accordance with Title 3, Subtitle 9 of the General Corporation Law of the State of Maryland (the “MGCL”) and Part XII of the Cayman Islands Companies Act (the “Domestication”). The Domestication Proposal is conditioned on the approval of each of the Cross-Conditioned Proposals. Therefore, if any of the Cross-Conditioned Proposals is not approved, the Domestication Proposal will have no effect.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 3 – The Charter Proposal

Proposal to approve by special resolution the articles of amendment and restatement of New MIC in connection with the Domestication, in the form attached to the joint proxy statement/prospectus as Annex B (the “Proposed Charter”). The Charter Proposal is conditioned on the approval of each of the Cross-Conditioned Proposals. Therefore, if any of the Cross-Conditioned Proposals is not approved, the Charter Proposal will have no effect.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 4(A) – 4(I) – The Governance Proposals

Proposals to approve and adopt, each to be voted on separately on a non-binding advisory basis and by ordinary resolution, certain governance provisions set forth in the Proposed Charter and in the proposed bylaws of New MIC, in the form attached to the joint proxy statement/prospectus as Annex C (the “Proposed Bylaws”), which are being presented separately in order to give Company shareholders the opportunity to present their separate views on important corporate governance provisions.

Proposal 4(A) – Authorized Shares – Proposal to increase the authorized share capital of the Company from (i) 200,000,000 Class A Ordinary Shares, par value $0.0001 per share, 20,000,000 Class B Ordinary Shares, par value $0.0001 per share, and 1,000,000 preference shares, par value $0.0001 per share, to (ii) 500,000,000 shares of common stock, par value $0.0001 per share, and 100,000,000 shares of preferred stock, par value $0.0001 per share, of which 50,000 shares will be classified as Series A Convertible Redeemable Preferred Stock, 97,000 shares will be classified as Series 1 Convertible Redeemable Preferred Stock and 60,000 shares will be classified as Series 2 Convertible Preferred Stock.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 4(B) – Changes to the Aggregate Number of Shares – Proposal to authorize the New MIC board of directors (“New MIC Board”), with the approval of a majority of the entire New MIC Board and without any action by the stockholders of the corporation, to amend the charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that New MIC has authority to issue.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 4(C) – Reclassification of Shares – Proposal to authorize the New MIC Board to classify and reclassify any or all shares of New MIC Common Stock and preferred stock of New MIC into one or more classes or series of stock, with such terms and conditions as may be expressly determined by the New MIC Board and as may be permitted by the MGCL.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 4(D) – Exclusive Forum – Proposal to adopt the Circuit Court of Baltimore City, Maryland as the exclusive forum for certain stockholder litigation, unless New MIC consents in writing to the selection of an alternative forum.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 4(E) – Removal of Directors – Proposal to require that, subject to the rights of holders of New MIC Preferred Stock, any director or the entire New MIC Board may be removed from office at any time, but only for cause.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 4(F) – Ownership and Transfer Restrictions – Proposal to approve the ownership and transfer restrictions in the Proposed Charter, which, among other purposes, are designed to assist New MIC in complying with certain U.S. federal income tax requirements applicable to real estate investment trusts, which will be helpful in the event that in the future the New MIC Board determines that it is in the best interests of New MIC to attempt to qualify as a real estate investment trust.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 4(G) – Exclusive Power to Amend the Bylaws – Proposal to approve the amendment provisions in the Proposed Bylaws, which provide that the New MIC Board will have the exclusive power to adopt, alter or repeal any provision of the Proposed Bylaws and to make new bylaws.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 4(H) – Board Structure and Filling of Board Vacancies – Proposal to provide for a declassified board structure and that any vacancy on the New MIC Board may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurs.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 4(I) – Blank Check Company – Proposal to remove provisions in the Company’s Memorandum and Articles of Association related to the Company’s status as a blank check company that will no longer apply upon the consummation of the Merger.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 5 – The Directors Proposal

Proposal to elect eight (8) directors who upon consummation of the Merger will be directors of New MIC. The Directors Proposal is conditioned on the approval of each of the Cross-Conditioned Proposals. Therefore, if any of Cross-Conditioned is not approved, the Directors Proposal will have no effect.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 6 – The Share Plan Proposal

Proposal to approve the Mobile Infrastructure Corporation and Mobile Infra Operating Company, LLC 2023 Incentive Award Plan and the material terms thereunder. The Share Plan Proposal is conditioned on the approval each of the Cross-Conditioned Proposals. Therefore, if any of the Cross-Conditioned Proposals is not approved, the Share Plan Proposal will have no effect.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 7 – The Nasdaq Proposal

Proposal to approve, for purposes of complying with Nasdaq Listing Rules 5635(a), and (b), and (d), the issuance of more than 20% of the issued and outstanding ordinary shares of the Company. The Nasdaq Proposal is conditioned on the approval of each of the Cross-Conditioned Proposals. Therefore, if any of the Cross-Conditioned Proposals is not approved, the Nasdaq Proposal will have no effect.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 8 – The FWAC Adjournment Proposal

Proposal to adjourn the Extraordinary Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that, based on the tabulated votes, there are not sufficient votes received at the time of the Extraordinary Meeting to approve the Merger Proposal, the Domestication Proposal, the Charter Proposal, the Directors Proposal, the Share Plan Proposal and the Nasdaq Proposal.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Note: If any other matters properly come before the Extraordinary Meeting, unless such authority is withheld on this proxy card, the proxies will vote on such matters in their discretion.

Date: , 2023

Shareholder’s Signature

Shareholder’s Signature (if held jointly)

Signature should agree with named printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign above. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Attorneys should also submit powers of attorney.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED. THIS PROXY CARD WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY CARD WILL BE VOTED “FOR” EACH OF THE PROPOSALS SET FORTH IN PROPOSAL 1, PROPOSAL 2, PROPOSAL 3, PROPOSAL 4, PROPOSAL 5, PROPOSAL 6, PROPOSAL 7 AND, IF PRESENTED PROPOSAL 8 AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

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